Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24241) pertaining to the United Bankshares, Inc. Savings and Stock Investment Plan of our report dated June 19, 2008, with respect to the financial statements and supplemental schedules of the United Bankshares, Inc. Savings and Stock Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Charleston, West Virginia
June 25, 2008